Exhibit 32.1

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the “10-Q/A Report”) that to his knowledge:

(1) the 10-Q/A Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the 10-Q/A Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 18, 2004

/s/ Robert J. Keegan
Robert J. Keegan,
President and Chief Executive Officer
of
The Goodyear Tire & Rubber Company

Dated: June 18, 2004

/s/ Richard J. Kramer
Richard J. Kramer,
Executive Vice President and Chief Financial Officer
of
The Goodyear Tire & Rubber Company